Exhibit 13


                             SUBSCRIPTION AGREEMENT

   Fiduciary Capital Growth Fund, Inc.
   411 East Mason Street
   Milwaukee, WI  53202

   Gentlemen:

             The undersigned hereby subscribes to 10,000 shares of the Common Stock, $.01 par value of Fiduciary Capital Growth Fund, Inc., and agrees to pay to said corporation the sum of $100,000 in cash.

             It is understood that upon acceptance hereof by said corporation a certificate or certificates representing the shares herein subscribed for shall be issued to the undersigned and that said shares shall be deemed to be fully paid and nonassessable except for the statutory liability imposed by Section 180.40(6) of the Wisconsin Statutes.

             The undersigned agrees that the shares are being purchased for investment with no present intention of reselling or redeeming said shares.

             Dated and effective as of this 11th day of December, 1981.

                                 FIDUCIARY MANAGEMENT, INC.

                                 By:  ________________________________
                                      Ted D. Kellner, President

                                 Attest:   ___________________________
                                           Donald S. Wilson, Secretary

             The foregoing subscription is hereby accepted. Dated and effective as of this 11th day of December, 1981.

                                 FIDUCIARY CAPITAL GROWTH FUND, INC.

                                 By:  ________________________________
                                      Ted D. Kellner, President
   [CORPORATE SEAL]
                                 Attest:   ___________________________
                                           Donald S. Wilson, Secretary